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FINAL TRANSCRIPT

Thomson StreetEvents℠

Event Date/Time: Jan. 25. 2010 / 1:30PM GMT

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Jan. 25. 2010 / 1:30PM, BIOS - BioScrip, Inc. to Acquire Critical Homecare Solutions Conference Call
CORPORATE PARTICIPANTS
Bill Bunting
In-Site Communications — IR
Richard Friedman
BioScrip, Inc. — Chairman & CEO
Rick Smith
BioScrip, Inc. — President & COO
Stanley Rosenbaum
BioScrip, Inc. — EVP, CFO & Treasurer
CONFERENCE CALL PARTICIPANTS
Mark Arnold
Piper Jaffray — Analyst
Brooks O’Neil
Dougherty & Company — Analyst
PRESENTATION
Operator
Ladies and gentlemen, thank you for standing by and welcome to the BioScrip Inc. conference call. During the presentation all participants will be in a listen-only mode. Afterwards we will conduct a question-and-answer session. (Operator Instructions) As a reminder this conference is being recorded, Monday, January 25, 2010.
I would now like to turn the conference over to Mr. Bill Bunting. Please go ahead, sir.
Bill Bunting - In-Site Communications — IR
Good morning and thank you for joining us today. By now you should have received a copy of our press release issued this morning. If you have not, you may access it through the investor relations section at our website. Richard Freeman, Chairman and Chief Executive Officer; Stanley Rosenbaum, Executive Vice President and Chief Financial Officer; and Rick Smith, President and Chief Operating Officer, will host this morning’s call.
The call is expected to last one hour and may be accessed through our website at BioScrip.com. A replay of the conference call will be available shortly after filing of the transcript of this call, which we expect by the close of business today, with the US Securities and Exchange Commission under Rule 14a-12 of the Securities and Exchange Act of 1934 as amended.
Interested parties can access the replay by dialing 800-633-8284 in the United States or 402-977-9140 internationally and entering access code 21456871.
Before we get started I would like to remind everyone that any statements made on the conference call today or in our press release that express a belief, expectation, anticipation, or intent as well as those that are historical facts are considered forward-looking statements and are protected under the safe harbor of the Private Securities Litigation and Reform Act.
These forward-looking statements are based on information available to BioScrip today and the Company assumes no obligation to update these statements as circumstances change.

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Jan. 25. 2010 / 1:30PM, BIOS - BioScrip, Inc. to Acquire Critical Homecare Solutions Conference Call
These forward-looking statements may involve a number of risks and uncertainties which may cause the Company’s results to differ materially from such statements including the proposed acquisition and related transactions that are not historical or current fact and deal with the potential future circumstances and developments, in particular information regarding growth opportunities, expected synergies from the acquisition, and whether and when the transaction contemplated by the merger will be consummated.
Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may differ materially from actual future experience. Risks and uncertainties that could affect the forward-looking statements include the failure to realize synergies as a result of the operational efficiencies, volume purchase discounts, cross-selling of services, streamlined distribution, and general and administrative reductions in the timeframe expected or at all; unexpected costs or liabilities; the result of the review of the proposed transaction by certain regulatory agencies; and any conditions imposed in connection with the consummation of the transaction, approval of the issuance of BioScrip’s stock in connection with the transaction by the stockholders of BioScrip, and the satisfaction of other conditions to the closing of the transaction contemplated by the merger agreement; and the risks that are described from time to time in BioScrip’s reports filed with the Securities and Exchange Commission, the SEC, including BioScrip’s annual report on Form 10-K for the year ended December 31, 2008, and the quarterly report on Form 10-Q for the quarter ended September 30, 2009, as amended.
Thank you. And now I would like to turn the call over to Rich Friedman. Rich?
Richard Friedman - BioScrip, Inc. — Chairman & CEO
Bill, thank you. Good morning and thank you for joining the conference call.
On behalf of our Board of Directors and management team, I am pleased to announce that BioScrip has entered into a definitive agreement to acquire Critical Homecare Solutions, a leading provider of home infusion and home healthcare services to patients suffering from chronic and acute medical conditions.
This is a transformational event for BioScrip and is consistent with our vision to be the clinical leader in infusion, oral, and injectable specialty pharmacy services and care management programs.
The combined company will create one of the largest home care providers in the United States. Our competitive position and momentum is also greatly enhanced as we will offer our customers a truly comprehensive, integrated solution.
The acquisition of CHS will significantly add to our national footprint with the addition of 35 infusion pharmacies, including 16 Ambulatory Treatment Centers across 22 states. Additionally, CHS brings 33 nursing locations, a critical asset required in the pursuit of clinical and care management excellence. BioScrip will now have over 100 points of service with a stronger clinical and quality infrastructure.
CHS’s focus on traditional, higher-margin therapies will result in overall increased margins, operating income, and EBITDAO for BioScrip. CHS brings 450 payor relationships that further enhance our ability to cross-sell all services on a national basis, accelerating pull-through opportunities.
CHS generated approximately $252 million of revenue and $39 million of adjusted EBITDA, which represents a 15% margin for the 12-month period ending September 30, 2009. On a pro forma basis the combined company would have generated approximately $1.6 billion in revenue and $73.4 million of adjusted EBITDAO for the 12-month period ending September 30, 2009.

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Jan. 25. 2010 / 1:30PM, BIOS - BioScrip, Inc. to Acquire Critical Homecare Solutions Conference Call
Assuming a closing date of March 31, BioScrip’s 2010 financial results would include nine months of CHS’s operations. The combined company is expected to generate revenues in 2010 in the range of $1.67 billion to $1.73 billion, gross profits of approximately 16% of sales, and adjusted EBITDAO of $67 million to $71 million.
Access to higher-margin therapies are expected to provide significant improvement in gross margins and an estimated 200 basis point improvement in EBITDAO as a percent of sales. Again, this is nine months’ operations for CHS.
For 2010, on a cash EPS basis, this transaction is forecasted to be modestly accretive and slightly dilutive on a GAAP basis. We expect the transaction to be accretive on a GAAP and cash basis in 2011.
Under the terms of the acquisition BioScrip will pay an aggregate of $343.2 million through a combination of cash and stock. In addition, the Company will also issue 3.4 million warrants with a $10 exercise price and five-year term to CHS shareholders. Details of the terms will be provided by Stan Rosenbaum, our CFO, later during this call.
We are confident that collectively the combined company will increase the value we deliver to all our clients — pharma, payors, physicians, and patients — as well as to our investors. BioScrip will be a stronger, more broadly based company and we are eager to seize this opportunity. We firmly believe that delivering services that result in better compliance, retention, and adherence for patients improves overall quality of care and reduces overall healthcare costs.
Finally, business combinations work when management teams bring complementary capabilities and a mutual goal to create long-term value for stakeholders. CHS brings a team of talented professionals who are highly regarded for their long-standing home healthcare track record. BioScrip’s team brings deep experience in specialty pharmacy and home infusion from such companies as OptionCare, Coram, HRA, Caremark, and Walgreens.
I am truly excited about the breadth and depth of the combined teams and look forward to BioScrip’s leading role in the future. Beyond the increased scale and enhanced margins, this combination provides significant revenue, margin, and EBITDAO diversification to help build and increase shareholder value.
I would now like to turn the call over to Rick Smith, President and COO of BioScrip. Rick?
Rick Smith - BioScrip, Inc. — President & COO
Thank you, Rich. Good morning. I am very excited to be speaking to you about this acquisition. Expanding our infusion footprint and revenue programs have been key initiatives of the Company since I joined last January.
We have been consistent that our objective was to focus on a higher quality of revenue and increased operating income. This objective is a key part of our long-term strategy. Our stated goal is to become the industry’s clinical leader in all specialty pharmacy and homecare services with a focus on establishing our centers of excellence model across multiple therapeutic categories delivered through infusion, oral, and injectable technologies.
We have also been consistent in our plans to achieve our objectives. This acquisition accelerates our plan to take advantage of growth opportunities we see in the marketplace, especially with a significantly expanded footprint and the increased number of payor relationships. CHS provides us an increased concentration of higher-margin, traditional home infusion therapies such as anti-infectives, enteral, and total parenteral nutrition.
The addition of 450 CHS payor relationships combined with our 600 existing ones provides us with the opportunity to both cross-sell clinical programs for increased infusion pull-through and for presenting our specialty pharmacy care management programs. The acquisition of the home nursing division provides us with a valuable asset to cross-sell other needed clinical services and offer a high level, integrated, and comprehensive solution.

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Jan. 25. 2010 / 1:30PM, BIOS - BioScrip, Inc. to Acquire Critical Homecare Solutions Conference Call
This acquisition will result in 44 owned infusion locations plus 17 subcontracted infusion pharmacies totaling 61 infusion pharmacies. With this substantially increased number of locations, we expect to accelerate our pull-through activities under the national United agreement. We are also confident that this acquisition will put us in a strong position to obtain additional national home infusion payor agreements.
Over the last year we have added members to the management team with significant experience in both the specialty pharmacy and home infusion industries. The additions to our team have significant combined experience covering sales, managed care, field operations, clinical services, reimbursement, systems, and finance. Our team has collectively managed, integrated, and operated the largest infusion networks in the country, including the licensing and marketing of Ambulatory Treatment Centers.
We have the knowledge to position programs and coordinate awareness campaigns that address case managers, doctors, nurses, and other key constituencies. We look forward to the CHS field organization becoming an integral part of BioScrip. We have seen the excellent clinical programs that are serviced at each of their locations and we will look to build on the strength of their clinical organization.
Further, all CHS infusion locations are on the same clinical management system that we use in our infusion operations. Based on our teams combined experience managing and integrating infusion businesses and by working with the CHS field leadership, we expect a smooth and effective integration.
On the last conference call we stated that we are continuing to increase our field sales force and would look to add hospital-based clinical liaisons in 2010. With CHS, which has over 90 field sales representatives including 20 clinical liaisons, we will now have over 140 total sales professionals at BioScrip. This compares to 25 at the beginning of 2009.
We will continue to expand our existing community-based specialty service centers to include an infusion model where we will be able to sell those services. We accomplished a great number of our objectives in 2009, especially given that we had established an aggressive agenda. This acquisition now positions us to achieve our future objectives at an accelerated pace.
This is a very exciting opportunity for BioScrip and CHS employees, patients, customers, referral sources, and pharma partners. I will now turn the call over to Stan Rosenbaum, our CFO.
Stanley Rosenbaum - BioScrip, Inc. — EVP, CFO & Treasurer
Thank you, Rick. As Rich mentioned, under the terms of the agreement BioScrip will pay $343.2 million in cash and stock to acquire CHS consisting of $242 million in cash and $101.2 million in BioScrip stock. In addition, we will issue 3.4 million warrants with a $10 exercise price and a five-year term to current CHS shareholders.
In order to fund the transaction Jefferies Finance LLC has issued a $375 million debt financing commitment. It is anticipated that the final debt structure will be a $50 million revolving credit facility, a $100 million term loan, and a $225 million bridge facility which we intend to replace with senior notes before the closing. The proceeds will be used to finance the transaction, pay off our existing debt facility, and provide ongoing liquidity to fund the working capital needs of BioScrip.
Assuming a closing date of March 31, 2010, and nine months of CHS pro forma results we expect the combined companies to generate revenues in 2010 of approximately $1.67 billion to $1.73 billion, gross profits between the $267 million and $277 million, or 16% of sales, and adjusted EBITDAO between $67 million and $71 million.
The increased volume, access to higher-margin therapies, and operating synergies available to the combined companies will provide strong increases in revenue, an estimated 600 basis point improvement in gross margins, and an approximate 200 basis point improvement to EBITDAO as a percent of sales. In 2010 we expect adjusted earnings per share on a cash basis to be

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Jan. 25. 2010 / 1:30PM, BIOS - BioScrip, Inc. to Acquire Critical Homecare Solutions Conference Call
modestly accretive to earnings and we expect adjusted earnings per share to be slightly dilutive on a GAAP basis. Cash and GAAP earnings-per-share accretion is expected in 2011 and beyond.
On the date of closing, from a liquidity standpoint, the Company expects to have an undrawn $50 million revolver, approximately $27 million in cash, and $325 million of outstanding debt or $298 million in net debt. This equates to approximately 4.1 times net debt to pro forma LTM adjusted EBITDAO.
We are comfortable with this capitalization structure, the ability to service the debt, and to meet the working capital requirements of this company going forward.
We are targeting a longer-term net debt to LTM EBITDA ratio of approximately 2x within the next three years based on anticipated internally-generated free cash flow.
The transaction will require approval of BioScrip’s stockholders and is subject to customary closing conditions and regulatory approval related to a Hart-Scott-Rodino filing, which will be submitted as soon as is practicable.
Let me now open the line for questions. Operator?
QUESTIONS AND ANSWERS
Operator
(Operator Instructions) Mark Arnold, Piper Jaffray.
Mark Arnold - Piper Jaffray — Analyst
Good morning, guys. Congratulations. I guess just to start, does your 2010 guidance include the transaction costs from the acquisition and the debt issuance?
Richard Friedman - BioScrip, Inc. — Chairman & CEO
No, they do not.
Mark Arnold - Piper Jaffray — Analyst
They do not. So any — are all costs excluded from that, all the one-time costs, Stan? Or just — can you just give a little bit of color of the guidance and what is included and what isn’t?
Stanley Rosenbaum - BioScrip, Inc. — EVP, CFO & Treasurer
The operating is guidance where the fees associated with the interest costs have been included, but all other fees have been excluded. This is strictly on an operating basis.

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Jan. 25. 2010 / 1:30PM, BIOS - BioScrip, Inc. to Acquire Critical Homecare Solutions Conference Call
Mark Arnold - Piper Jaffray — Analyst
Okay, okay. And then you mentioned the capital structure going forward here and kind of your longer-term target on leverage. I know CHS’s model has been acquisition-driven historically. Do you guys expect with your revolver and your cash and free cash flow to continue that acquisition strategy of smaller infusion pharmacies over the next couple of years?
Rick Smith - BioScrip, Inc. — President & COO
Mark, this is Rick. We do anticipate it. There is a pre-existing pipeline that CHS had in place of additional acquisition targets. I think that we are going to focus the first six months of the post-closing environment in terms of ensuring integration successfully and then I think we will take a look at the opportunities the next six months.
Mark Arnold - Piper Jaffray — Analyst
Okay.
Stanley Rosenbaum - BioScrip, Inc. — EVP, CFO & Treasurer
And for the $27 million in cash plus the $50 million revolver, obviously — and our internally generated cash — we feel we can fund smaller acquisitions as CHS has historically done.
Mark Arnold - Piper Jaffray — Analyst
Okay. Then you mentioned in your prepared remarks that — the combined management teams. Can you talk or can you provide any more color? Are Bob and MJ staying on board? Who from the CHS management team do you expect to stay on board here with the combined company?
Richard Friedman - BioScrip, Inc. — Chairman & CEO
I think from our perspective, Bob and I will work together in terms of a transition. He will be available to us for as long as two years.
I think from — the accounting team of the division will stay intact and certain other corporate functions, but we will look at —our existing team has significant experience in the infusion industry, as we have talked about. We will essentially continue to take over the division and the opportunities. And so we primarily are looking at the field infrastructure and the area management, regional management of CHS will stay intact. Those people will report and be tucked into our current infusion division.
Mark Arnold - Piper Jaffray — Analyst
Okay. Can you talk, Rick, about how just this transaction and absorbing it, how does it influence your previous growth plans for 2010, particularly on the infusion side?
Rick Smith - BioScrip, Inc. — President & COO
You know, in our opportunities and looking at this asset we have not dialed in any revenue synergies. We think that accessing the 450 payor relationships on a direct basis will enable us to accelerate market share growth through those relationships. We think that a number of the infusion locations of CHS, as well as the nursing locations, are in United Healthcare membership

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Jan. 25. 2010 / 1:30PM, BIOS - BioScrip, Inc. to Acquire Critical Homecare Solutions Conference Call
market places with high MSA populations, and so we think the opportunities to accelerate that pull-through out of that relationship is available to us as well.
Now we believe that if you take a look at the revised pro forma map of locations, the concentration in the eastern part — central to eastern part of the United States and highly concentrated in terms of population. It really provides a significant opportunity on the infusion side, as well as the opportunity with direct relationships on the specialty pharma side to cross-sell all of our capabilities.
Mark Arnold - Piper Jaffray — Analyst
Okay. Just one more question on synergies. I can’t find it here in my notes but I know you guys talked about some synergies that I assume are built into the guidance for 2010. Can you just talk a little bit about where you expect, at least in 2010, some of those cost savings to come from?
Rick Smith - BioScrip, Inc. — President & COO
We expect that on the purchasing side our buying power provides a fair amount of that anticipated 2010 number. And then the direct and corporate costs that we have identified with some leased opportunities in terms of duplicative corporate structures may be available to us. So we have projected that those are easy to identify, easy to get, and should begin to accrue to our benefit immediately after closing.
Mark Arnold - Piper Jaffray — Analyst
And then there could be some additional kind of corporate overhead synergies in 2011?
Rick Smith - BioScrip, Inc. — President & COO
Correct.
Mark Arnold - Piper Jaffray — Analyst
Okay. Just one last question. Is this something that has been in the works for a while or did this opportunity kind of come up to you recently?
Richard Friedman - BioScrip, Inc. — Chairman & CEO
Well, it has been in the works for a while.
Mark Arnold - Piper Jaffray — Analyst
Congratulations, guys. I think this is a great acquisition.
Operator
(Operator Instructions) Brooks O’Neill, Dougherty & Company.

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FINAL TRANSCRIPT
Jan. 25. 2010 / 1:30PM, BIOS - BioScrip, Inc. to Acquire Critical Homecare Solutions Conference Call
Brooks O’Neil - Dougherty & Company — Analyst
Good morning, guys. I have a couple of questions too. I guess first maybe you could talk a little bit more about your plans for integration. Obviously to realize the benefits of this you are going to have to combine and particularly talk about how it might overlap with your IT expansion and upgrade that you have been working on for a while.
Rick Smith - BioScrip, Inc. — President & COO
Yes, I think, Brooks, from — this is Rick. The integration team is already established; from our side we have got a very detailed —cross functional, detailed integration plan. We have a number of our team members that are responsible and accountable for the different functional areas.
The system integration of their systems into ours has nothing to do with our expansion or rollout of our Creehan specialty pharmacy system and the stores and the central mail. This is an existing system that is consistent with the system that we are on for infusion pharmacy, which I think we have stated is a different system than the specialty pharmacy upgrade that we are doing.
And so we have — we are both on the same system, both as a networked system version of it, and I think as part of the integration plan we will [sit down and ensure] that we can map it to our general ledger, which will be a system change. But other than that clinical management system is the same, our reimbursement teams will all be comfortable, our clinical teams will be comfortable, and our pharmacy teams will be very comfortable in terms of working with their system and our system. And so we do not anticipate that there will be any disruption or complications resulting in this integration.
Richard Friedman - BioScrip, Inc. — Chairman & CEO
Brooks, one other thing that, as Rick mentioned earlier in his prepared remarks, the team that has been put together over the past year just have the most incredible experience in running networks and putting acquisitions together. So these people that we have brought on board to BioScrip over the past year have the experience to make sure that this works seamlessly.
Brooks O’Neil - Dougherty & Company — Analyst
Great. Can you talk about how much overlap there is between the infusion footprint you guys have put together here, particularly with the 17 lease sites, and then the CHS map?
Rick Smith - BioScrip, Inc. — President & COO
Yes, primarily there is just — in terms of our owned locations it’s primarily just one overlap as it relates to the CHS owned locations and our owned locations. And then we have about six of the subcontracted locations that will most likely serve as a backup in overflow with the CHS location.
Rick Smith - BioScrip, Inc. — President & COO
Okay, good. Then could you talk a little bit about the growth rate that CHS has been able to achieve and what you think you might be able to sustain going forward?

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FINAL TRANSCRIPT
Jan. 25. 2010 / 1:30PM, BIOS - BioScrip, Inc. to Acquire Critical Homecare Solutions Conference Call
Rick Smith - BioScrip, Inc. — President & COO
I think that they have been highly acquisitive in terms of their growth objectives and then they have been able to, I think, pretty much grow according to industry levels in some of their markets. They have a platform with the relationships.
I know one of their payor relationships accounts for more than 8% of their revenue. And so we anticipate that given those relationships, our managed care team working with their sales team and their managed care team will enable us to really accelerate the opportunities for pull-through.
Brooks O’Neil - Dougherty & Company — Analyst
Great. And then, Stan, maybe you could just talk a little bit about how you anticipate this transaction will affect your tax rate. Obviously, we had been assuming that you would maintain the low tax rate based on your naked credits and your historical tax loss carry forwards in 2010 and then move to more of a statutory rate 2011. This looks like it probably doubles your profitability next year or this year, I am sorry, 2010. So how do you see that playing out?
Stanley Rosenbaum - BioScrip, Inc. — EVP, CFO & Treasurer
Brooks, we have modeled this out at a 39% tax rate. We believe that that is the correct number to use in 2010.
Brooks O’Neil - Dougherty & Company — Analyst
Okay, good. Would you do that right away or would you do that in the second half of the year or what do you think?
Stanley Rosenbaum - BioScrip, Inc. — EVP, CFO & Treasurer
We believe that we will do it right off the bat.
Brooks O’Neil - Dougherty & Company — Analyst
Okay. And then can you talk to us at all about the assumption used in terms of interest rate on the debt you are going to put out there?
Stanley Rosenbaum - BioScrip, Inc. — EVP, CFO & Treasurer
Certainly. Obviously over the next few weeks we will be going in front of the rating agencies, but talking with our advisors we believe the all-in rate will come in somewhere around 9%.
Brooks O’Neil - Dougherty & Company — Analyst
Okay, good. Well, that is great. Thank you very much.
Stanley Rosenbaum - BioScrip, Inc. — EVP, CFO & Treasurer
Thank you, Brooks.

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FINAL TRANSCRIPT
Jan. 25. 2010 / 1:30PM, BIOS - BioScrip, Inc. to Acquire Critical Homecare Solutions Conference Call
Operator
Mr. Friedman, there are no further questions at this time. Please continue with your presentation or closing remarks.
Richard Friedman - BioScrip, Inc. — Chairman & CEO
Thank you very much. I again want to reiterate our excitement about this transaction and how it will be transformative for BioScrip.
It’s consistent with our vision and accelerates our goal to be the clinical leader in infusion, oral, and injectable specialty pharmacy services and care management programs. It significantly adds to our national footprint creating a leading market position. And, finally, it provides revenue and overall margin, operating income, EBITDAO expansion, and earnings accretion for BioScrip.
I thank you for participating.
Operator
Ladies and gentlemen, that does conclude the conference call for today. We thank you for your participation and ask that you please disconnect your lines. Have a great day, everybody.

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